        THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO
                       CANADA, AUSTRALIA OR JAPAN.

  J. Henry Schroder & Co. Limited is acting for Telewest and no one else in connection with the Offer and will not be responsible to anyone other than Telewest for providing the protections afforded to customers of J. Henry Schroder & Co. Limited. J. Henry Schroder & Co. Limited is acting through Schroder & Co., Inc. for the purposes of making the Offer in and into the United States.

                               OFFER TO PURCHASE

              ALL ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES
                   EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS

                                      OF

                            GENERAL CABLE PLC

                                      BY

                     J. HENRY SCHRODER & CO. LIMITED

                                 ON BEHALF OF

                          TELEWEST COMMUNICATIONS PLC

   THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 3:00 P.M. (LONDON TIME), 10:00 A.M. (NEW YORK CITY TIME), ON AUGUST 13, 1998) UNLESS EXTENDED. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED, OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF GENERAL CABLE SECURITIES WILL HAVE WITHDRAWAL RIGHTS DURING THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD, EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES.

To Our Clients:                                              June 29, 1998

  Enclosed for your consideration is the Offer to Purchase/Prospectus, dated June 29, 1998 (the "Offer to Purchase"), the Letter of Transmittal and a Notice of Guaranteed Delivery relating to an offer by J. Henry Schroder & Co. Limited on behalf of Telewest Communications plc ("Telewest"), to purchase upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Form of Acceptance or Letter of Transmittal, as applicable (collectively, the "Offer"), all outstanding ordinary shares of (Pounds)1 each ("General Cable shares") of General Cable PLC ("General Cable"), for 1.243 new Telewest shares and 65 pence in cash per General Cable share and all outstanding American Depositary Shares ("General Cable ADSs") of General Cable, each representing five General Cable shares and evidenced by American Depositary Receipts ("General Cable ADRs"), for 6.215 new Telewest shares (in the form of new Telewest American Depositary Shares) and 325 pence in cash per General Cable ADS.

  We are the holder of record of General Cable ADSs evidenced by General Cable ADRs held by us for your account. An acceptance of the Offer in respect of such General Cable ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all General Cable ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The Offer is being made for all General Cable shares and General Cable ADSs evidenced by General Cable ADRs.

    2. The Offer is on the terms and subject to the Conditions set forth in the Offer to Purchase.

    3. The Initial Offer Period of the Offer will expire at 3:00 p.m. (London time), 10:00 a.m. (New York City time), on August 13, 1998, unless extended (in accordance with the terms thereof).

    4. At the conclusion of the Initial Offer Period, including any extension thereof, if all Conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days.

    5. General Cable ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of General Cable ADSs evidenced by General Cable ADRs to Telewest.

  If you wish to have us accept the Offer in respect of any or all of the General Cable ADSs evidenced by General Cable ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your General Cable ADSs evidenced by General Cable ADRs, the Offer will be accepted in respect of all such General Cable ADSs, unless otherwise indicated in such instruction form.

  If you wish to have us make a Mix and Match Election (see Section 4. "The Mix and Match Election" in the letter from Schroders in the Offer to Purchase and the Letter of Transmittal) or request Special Exchange Instructions (see
Section 22. "Procedure for acceptance of the Offer--(C) Holders of General Cable ADSs--(e) Alternative consideration" in the letter from Schroders in the Offer to Purchase and the Letter of Transmittal) on your behalf, please so instruct us by checking the appropriate box and completing the requested information below.

  Please forward your instruction form to us in ample time to permit us to accept the Offer on your behalf prior to the expiration of the Offer. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of General Cable ADSs evidenced by General Cable ADRs held by us for your account.

  Terms defined in the Offer to Purchase and not otherwise defined herein shall have the same meanings in this letter.

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

                INSTRUCTIONS WITH RESPECT TO THE OFFER FOR ALL
             GENERAL CABLE SHARES AND GENERAL CABLE ADSS EVIDENCED
                             BY GENERAL CABLE ADRS

  The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated June 29, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by J. Henry Schroder & Co. Limited on behalf of Telewest Communications plc ("Telewest") to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal (collectively, the "Offer"), all outstanding ordinary shares of (Pounds)1 each ("General Cable shares") of General Cable PLC ("General Cable") for 1.243 new Telewest shares and 65 pence in cash per General Cable share and all outstanding American Depositary Shares ("General Cable ADSs") of General Cable, each representing five General Cable shares and evidenced by American Depositary Receipts, for 6.215 new Telewest shares (in the form of new Telewest American Depositary Shares) and 325 pence in cash per General Cable ADS.

  This will instruct you to accept the Offer in respect of the number of General Cable ADSs indicated below, (or, if no number is indicated below, all General Cable ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                          MIX AND MATCH ELECTION

[_]Check box if you wish to elect to vary the proportion in which you receive new Telewest ADSs and cash receivable in the Offer in respect of your holding of General Cable ADSs and complete the following item (a) OR (b), as applicable:

    (a) Insert in the space provided the number of General Cable ADSs in respect of which you wish to receive new Telewest ADSs only:
        _________________________________________ General Cable ADSs.

                                    OR

    (b) Insert in the space provided the number of General Cable ADSs for which you wish to receive cash only: ___________ General Cable ADSs.

    Note: The number of General Cable ADSs set forth in either item (a) or item (b) above must not exceed the number of General Cable ADSs tendered on your behalf. You may NOT make an election under both item (a) and item (b). The foregoing election will be filled only to the extent that other holders of General Cable securities make off-setting elections, as explained in Section 4. "The Mix and Match Election" in the letter from Schroders in the Offer to Purchase.

                      SPECIAL EXCHANGE INSTRUCTIONS

[_]Check box ONLY if you wish to receive all (but not part) of the consideration payable in the Offer in the form of new Telewest shares and pounds sterling, instead of new Telewest ADSs and dollars. (However, you may NOT elect to receive new Telewest shares and dollars or new Telewest ADSs and pounds sterling.) If you do not check this box you will receive new Telewest ADSs and a cash payment by a check in US dollars. The US Depositary will arrange for the conversion of the pound sterling amounts payable to you to US dollars at the exchange rate obtained by the US Depositary on or about the date the cash consideration is made available by Telewest to the US Depositary for delivery to holders of the General Cable ADSs. NOTE: If you make a Mix and Match Election to receive only new Telewest ADSs in respect of your General Cable ADSs AND you check the box for Special Exchange Instructions, you will be electing to receive new Telewest shares in respect of such General Cable ADSs.

Dated: _____________, 1998

Number of General Cable ADSs to
be tendered/1/:

__________________________________

                                      Signature(s):

                                      --------------------------------
                                      (Please print name(s))

                                      Address(es):

                                      ________________________________

                                      ________________________________

                                      ________________________________
                                      Area Code and Telephone No.

                                      ________________________________
                                      Employer Identification or
                                      Social Security No.

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/1/ Unless otherwise indicated, it will be assumed that the Offer is to be accepted in respect of all General Cable ADSs held by us for your account.